UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D. C. 20549

                        _____________

                          FORM 8-K

                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934


Date of earliest event
  reported: January 10, 2007


                         AMR CORPORATION
   (Exact name of registrant as specified in its charter)


          Delaware               1-8400            75-1825172
 (State of Incorporation)(Commission File Number)(IRS Employer
                                                Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)               (Zip Code)


                         (817) 963-1234
                (Registrant's telephone number)



   (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Item 8.01  Other Events

AMR Corporation (AMR) is filing herewith a press release issued on January 10, 2007 as Exhibit 99.1, which is included herein. This press release was issued to announce that AMR's 4.5% Senior Convertible Notes due 2024 have become convertible into shares of AMR common stock.






                          SIGNATURE



     Pursuant  to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMR CORPORATION



                                        /s/Kenneth W. Wimberly
                                        Kenneth W. Wimberly
                                        Corporate Secretary



Dated:  January 11, 2007



                        EXHIBIT INDEX


Exhibit        Description

99.1           Press Release


                                        Exhibit 99.1


                              CONTACT:  Andrew Backover
                                        Corporate Communications
                                        Fort Worth, Texas
                                        817-967-6167
                                        corp.comm@aa.com


FOR RELEASE:  Wednesday, January 10, 2007


      AMR CORPORATION ANNOUNCES ITS 4.5 PERCENT SENIOR
   CONVERTIBLE NOTES DUE 2024 HAVE BECOME CONVERTIBLE INTO
                 SHARES OF AMR COMMON STOCK


          FORT WORTH, Texas -- AMR Corporation today announced that its 4.5 percent Senior Convertible Notes due 2024 have become convertible into shares of AMR common stock. As provided in the indenture under which the Notes were issued, the Notes have become convertible because the sale price of AMR's common stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of the calendar quarter ended December 31, 2006, was greater than 120 percent of the conversion price per share of AMR common stock on such last trading day.
     The Notes are convertible into common stock at the conversion rate specified in, and otherwise in accordance with the terms of, the Notes and the indenture under which the Notes were issued, and they will remain convertible for so long as they are outstanding.

                             ###

 Current AMR Corp. releases can be accessed on the Internet.
              The address is http://www.aa.com